UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 450-0008

Calyxt, Inc.

2800 Mount Ridge Road

Roseville, MN 55113-1127

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 31, 2023, Cibus, Inc. (formerly Calyxt, Inc.) (the “Company”, and prior to the completion of the business combination, “Calyxt”) completed its business combination in accordance with the terms of the Agreement and Plan of Merger, dated as of January 13, 2023, as amended by the First Amendment thereto dated as of April 14, 2023 (as amended, the “Merger Agreement,” and the transactions contemplated thereby, the “Transactions”), by and among Calyxt; Calypso Merger Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of Calyxt (“Merger Subsidiary”); Cibus Global, LLC, a Delaware limited liability company (“Cibus”); New Ventures I Holdings, LLC, a Delaware limited liability company (“Blocker 1”); BCGF CB Holdings LLC, a Delaware limited liability company (“Blocker 2”); BCGFCP CB HOLDINGS LLC, a Delaware limited liability company (“Blocker 3”); BCGFK CB Holdings LLC, a Delaware limited liability company (“Blocker 4”); FSBCGF CB Holdings LLC, a Delaware limited liability company (“Blocker 5”); PYLBCG CB Holdings LLC, a Delaware limited liability company (“Blocker 6”); FSGRWCO CB Holdings LLC, a Delaware limited liability company (“Blocker 7”); GROWTHCO CB Holdings LLC, a Delaware limited liability company (“Blocker 8”); GRTHCOCP CB Holdings LLC, a Delaware limited liability company (“Blocker 9”); and GRWTHCOK CB Holdings LLC, a Delaware limited liability company (“Blocker 10” and, collectively with Blocker 1, Blocker 2, Blocker 3, Blocker 4, Blocker 5, Blocker 6, Blocker 7, Blocker 8 and Blocker 9, the “Blockers”), pursuant to which, among other matters, (a) each of the Blockers merged with and into Calyxt (each a “Blocker Merger,” and collectively the “Blocker Mergers”), in each case with the Blockers ceasing to exist and Calyxt surviving each such Blocker Merger and each Blocker ceasing to exist, (b) at the effective time of the Blocker Merger with Blocker 1 (the “First Blocker Merger Effective Time”), Calyxt’s amended and restated bylaws were amended and restated in the form attached hereto as Exhibit 3.3 (as amended and restated, the “Amended Bylaws”) and Calyxt’s amended and restated certificate of incorporation was amended and restated in the form attached hereto as Exhibit 3.2 (as amended and restated, the “Amended Certificate of Incorporation”), (c) following the Blocker Mergers, Merger Subsidiary merged with and into Cibus (the “Cibus Merger” and, collectively with the Blocker Mergers, the “Mergers”), with Cibus as the surviving company and Merger Subsidiary ceasing to exist. In connection with the Mergers, Calyxt contributed all of its assets and liabilities to Cibus, as a contribution to the capital of Cibus, in exchange for newly issued membership units of Cibus under the Cibus Amended Operating Agreement (as defined below) (“Cibus Common Units”), pursuant to a contribution agreement between Calyxt and Cibus.

The Amended Certificate of Incorporation designates two classes of the Company’s common stock: (i) Class A Common Stock, par value $0.0001 (the “Class A Common Stock”), which shares have full voting and economic rights, and (ii) Class B Common Stock, par value $0.0001 (the “Class B Common Stock” and, together with the Class A Common Stock, the “Shares”), which shares have full voting, but no economic rights. Each share of Calyxt common stock existing and outstanding immediately prior to the First Blocker Merger Effective Time remained outstanding as a share of Class A Common Stock at the First Blocker Merger Effective Time without any conversion or exchange thereof.

At the effective time of each Blocker Merger, the limited liability company interests of the applicable Blocker were cancelled and converted into the right of the equity holders of the applicable Blocker to receive shares of Class A Common Stock corresponding to that Blocker Merger (the “Blocker Merger Consideration”), in each case, as set forth in the allocation schedule attached to the Merger Agreement (as amended and revised as of May 31, 2023, the “Allocation Schedule”).

At the effective time of the Cibus Merger, all of the issued and outstanding membership units of Cibus (including profits interest units), and all warrants or options to purchase membership units of Cibus, were cancelled (or, in the case of warrants, surrendered to the Company for exchange) and converted into the right to receive the following (the “Cibus Merger Consideration,” and together with the Blocker Merger Consideration, the “Merger Consideration”):

•

any pre-closing holder (excluding the Blockers, but including any investor who delivered an irrevocable commitment as of the date of the Merger Agreement to purchase Cibus membership units prior to closing)

of Cibus membership units that was among the 99 largest holders of membership units (on a fully diluted basis) of Cibus (collectively, the “Top 99 Holders”) elected, on a per unit basis, to receive Merger Consideration in the form of either (a) the number of shares of Class A Common Stock set forth on the Allocation Schedule in exchange for all such holder’s Cibus membership units (other than profits interest units) covered by such election or (b) a number of shares of Class B Common Stock, with an equal number of Cibus Common Units, as set forth on the Allocation Schedule (a Cibus Common Unit and a share of Class B Common Stock, collectively, an “Up-C Unit”), in exchange for such holder’s membership units (other than profits interest units) elected for exchange into Up-C Units, provided, that such holder was not entitled to exchange more than 95% of such holder’s existing Cibus membership units for Up-C Units and the remainder of such holder’s Cibus membership units were exchanged for shares of Class A Common Stock (all Top 99 Holders who elected to receive Up-C Units are referred to as “Electing Members”);

•

all pre-closing holders of Cibus membership units, other than the Top 99 Holders and the Blockers, received the number of shares of Class A Common Stock set forth on the Allocation Schedule in exchange for their Cibus membership units (other than profits interest units of Cibus);

•	all pre-closing warrants to purchase Cibus membership units were automatically exchanged for the right to receive the number of shares of Class A Common Stock set forth on the Allocation Schedule; and

•

all pre-closing profits interest units of Cibus were, (a) to the extent not a “restricted unit” (under the award agreements and governing documents applicable to such profits interest unit), automatically cancelled and converted into the right to receive the number of shares of Class A Common Stock set forth on the Allocation Schedule and (b) to the extent a “restricted unit” (i.e., an unvested unit), automatically cancelled and converted into the right to receive the number of restricted shares of Class A Common Stock pursuant to a Cibus, Inc. stock plan, as set forth on the Allocation Schedule and subject to the same vesting schedule as was applicable to such profits interest unit prior to closing.

Immediately following the Cibus Merger, (i) each pre-closing Cibus membership unit and pre-closing warrant to purchase Cibus membership units, in each case, held by the Company as a result of the Blocker Mergers was converted or exchanged for a number of Cibus Common Units set forth in the Allocation Schedule, (ii) each pre-closing warrant to purchase Cibus membership units held by the Company as a result of the warrant exchanges described above were converted or exchanged for a number of Cibus Common Units set forth in the Allocation Schedule, and (iii) Cibus issued a number of Cibus Common Units to the Company in an amount equal to the sum of (A) the number of shares of Class A Common Stock issued to former Cibus equity holders as Cibus Merger Consideration and (B) the number of shares of Calyxt Common Stock outstanding immediately prior to the first Blocker Merger.

The combined company is organized in an “Up-C” structure, and the Company’s only material asset consists of Cibus Common Units. Legacy pre-closing Calyxt stockholders own approximately 4.8% of the issued and outstanding Shares on a fully-exchanged basis, and legacy holders of Cibus membership units (including profits interest units and warrants) own approximately 95.2% of the issued and outstanding Shares on a fully-exchanged basis.

All of the issued and outstanding Cibus Common Units are held solely by the Company and the Electing Members (through their ownership of Up-C Units). In connection with the Up-C structure, at the closing of the Transactions, (i) the Company and the Electing Members became party to the Cibus Amended Operating Agreement in the form attached hereto as Exhibit 10.4, (ii) the Company, Cibus and the Electing Members entered into an Exchange Agreement in the form attached hereto as Exhibit 10.2, and (iii) the Company and the Electing Members entered into a Registration Rights Agreement in the form attached hereto as Exhibit 10.1 and a Tax Receivable Agreement in the form attached hereto as Exhibit 10.3. The Up-C Units are generally exchangeable for shares of Class A Common Stock on a one-for-one basis, or, subject to certain restrictions, the cash equivalent with respect to all or a portion thereof, based on a volume-weighted average price of a share of Class A Common Stock pursuant to the terms of the Exchange Agreement.

Pursuant to the Merger Agreement, upon the First Blocker Merger Effective Time, the Company changed its name from “Calyxt, Inc.” to “Cibus, Inc.”

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On May 31, 2023, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Electing Members in connection with the Transactions. The Registration Rights Agreement provides the Electing Members certain registration rights whereby, at any time following the consummation of the Transactions and the expiration of any related lock-up period, the Electing Members can require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of Class A Common Stock issuable to them upon exchange of the Up-C Units.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Exchange Agreement

On May 31, 2023, in connection with the Transactions, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Cibus and the Electing Members pursuant to which, subject to the procedures and restrictions therein, the holders of Up-C Units (or certain permitted transferees thereof) have the right from time to time from, and after the effectiveness of a Registration Statement on Form S-3 to be filed by the Company pursuant to the terms and conditions of the Registration Rights Agreement, to exchange their Up-C Units on a one-for-one basis, for shares of Class A Common Stock (the “Exchange”); provided, that, subject to certain exceptions, the Company, at its sole election, subject to certain restrictions, may, other than in the case of certain secondary offerings, instead settle all or a portion of the Exchange in cash based on a volume weighted average price of a share of Class A Common Stock. The Exchange Agreement provides that, as a general matter, a holder of Up-C Units will not have the right to exchange Up-C Units if the Company determines that such exchange would be prohibited by law or regulation or would violate other agreements with the Company and its subsidiaries to which the holder of Up-C Units may be subject, including the Cibus Amended Operating Agreement (as defined below). Additionally, the Exchange Agreement contains restrictions on redemptions and exchanges intended to prevent Cibus from being treated as a “publicly traded partnership” for U.S. federal income tax purposes. These restrictions are modeled on certain safe harbors provided for under applicable U.S. federal income tax law. The Company may impose additional restrictions on exchanges that it determines to be necessary or advisable so that Cibus is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Tax Receivable Agreement

On May 31, 2023, in connection with the Transactions, the Company entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”), pursuant to which the Company generally is required to pay to the Electing Members party to the Tax Receivable Agreement, in the aggregate, 85% of the net income tax savings that the Company actually realizes (or in certain circumstances, is deemed to realize) as a result of (i) certain favorable tax attributes that the Company acquired from the Blockers in the Blocker Mergers (including net operating losses), (ii) increases to the Company’s allocable share of the tax basis of Cibus’ assets resulting from future redemptions or exchanges of Cibus Common Units for shares of Class A Common Stock or cash, (iii) tax attributes resulting from certain payments made under the Tax Receivable Agreement, and (iv) deductions in respect of interest under the Tax Receivable Agreement. The payment obligations under the Tax Receivable Agreement are the Company’s obligations and not obligations of Cibus.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tax Receivable Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Cibus Amended Operating Agreement

On May 31, 2023, in connection with the Transactions, Cibus’ second amended and restated limited liability company agreement (the “Cibus Operating Agreement”) was amended and restated to be in the form attached hereto as Exhibit 10.4 (the “Cibus Amended Operating Agreement”).

Rights of the Units. The Cibus Common Units are entitled to share in the profits and losses of Cibus and to receive distributions as and if declared by the Company, in its capacity as the managing member of Cibus (the “Cibus Managing Member”), and generally have no voting rights.

Management. Cibus is managed by the Cibus Managing Member. The Cibus Managing Member has the sole vote on all matters that require a vote of the manager under the Cibus Amended Operating Agreement or applicable law. The business, property and affairs of Cibus are managed solely by the Cibus Managing Member, and the Cibus Managing Member cannot be removed or replaced without the consent of the Cibus Managing Member. The Cibus Amended Operating Agreement cannot be amended, restated or modified without the consent of the Cibus Managing Member. The Cibus Managing Member may designate officers of Cibus and may delegate to such officers or others the authority to act on behalf of Cibus.

Distributions. The Cibus Managing Member may, in its sole discretion, authorize distributions to the holders of Cibus Common Units to the extent there is Available Cash (as defined in the Cibus Amended Operating Agreement). Subject to provisions in the Cibus Amended Operating Agreement governing tax distributions to the members of Cibus, all such distributions will be made pro rata in accordance with the number of Cibus Common Units held by the members. Upon the dissolution of Cibus, all net proceeds in connection with the dissolution would be distributed pro rata in accordance with each member’s number of Cibus Common Units.

The holders of Cibus Common Units will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Cibus. Net profits and net losses of Cibus will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of Cibus Common Units. The Cibus Amended Operating Agreement provides for pro rata cash distributions to the holders of Cibus Common Units for purposes of funding their tax obligations in respect of the taxable income of Cibus that is allocated to them. Generally, these tax distributions will be computed based on Cibus’ estimate of net taxable income of Cibus allocable to each holder of Cibus Common Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate (including the tax imposed under Section 1411 of the Code on net investment income) for a taxable year prescribed for an individual or corporate resident of New York, New York (whichever results in the application of the highest state and local tax rate for a given type of income), and taking into account (a) the limitations imposed on the deductibility of expenses and other items, (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt income) of the applicable income, and (c) the deductibility of state and local income taxes, to the extent applicable (and with any dollar limitation on state and local income tax deductibility assumed to be exceeded), but not taking into account any deduction under Section 199A of the Code or any similar state or local law, as determined in good faith by the Cibus Managing Member. As a result of (i) potential differences in the amount of net taxable income allocable to the Company and the other holders of Cibus Common Units, (ii) the lower tax rate applicable to corporations than individuals, and (iii) the use of an assumed tax rate in calculating Cibus’ distribution obligations, the Company may receive tax distributions significantly in excess of its tax liabilities and obligations to make payments under the Tax Receivable Agreement.

Transfer Restrictions. Transfers of Cibus Common Units will require the prior consent of the Cibus Managing Member for such transfers, except in specified cases, including (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of the Up-C Units for shares of Class A Common Stock or cash pursuant to the Exchange Agreement.

The foregoing description of the Cibus Amended Operating Agreement does not purport to be complete and is qualified in its entirety by the full text of the Cibus Amended Operating Agreement, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Indemnification Agreements

Following the closing of the Transactions, on May 31, 2023, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the Company as an officer or director, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Amended Cellectis License

On May 31, 2023, the Company entered into the First Amendment to the License Services Agreement, which amends the License Agreement, dated July 25, 2017, between Calyxt and Cellectis S.A. (“Cellectis”) (as amended, the “Amended Cellectis License”).

Under the Amended Cellectis License, Cellectis grants to the Company an exclusive worldwide, perpetual license, with the right to sublicense certain intellectual property licensable by Cellectis in the field of developing and commercializing microorganism, agricultural and food products, including, but not limited to traits, seeds, proteins, oils, carbohydrates, food, and food and animal feed ingredients, excluding (i) any application in connection with animals and animal cells and (ii) therapeutic applications (the “Calyxt Field”). However, this grant is non-exclusive solely in the non-exclusive fields as described in the Amended Cellectis License. Cellectis also grants to the Company a non-exclusive, worldwide, perpetual, irrevocable, royalty-free and fully paid-up license (with certain rights to sublicense) under certain licensed plant patents in the Calyxt Field.

The Company and Cellectis acknowledge that certain of the intellectual property licensable by Cellectis is owned by the University of Minnesota and subject to the terms of the Exclusive Patent License Agreement between the Reagents of the University of Minnesota and Cellectis, dated as of January 10, 2011 (as amended) (the “UMinn License”). Accordingly, in exercising its rights under the Amended Cellectis License, the Company shall comply with any and all terms and conditions of the UMinn License as they would apply to the Company as a sublicensee with respect to any intellectual property owned by University of Minnesota.

The Company has the sole and exclusive right to prosecute and maintain all intellectual property rights owned or otherwise controlled by the Company or any of its affiliates.

The foregoing description of the Amended Cellectis License does not purport to be complete and is qualified in its entirety by the full text of the Amended Cellectis License, which is filed herewith as Exhibit 10.6 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 31, 2023, in connection with the closing of the Transactions, Calyxt terminated the Management Services Agreement with Cellectis and Cellectis, Inc., dated January 1, 2016 (as amended, the “Management Services Agreement”), pursuant to which Cellectis and Cellectis, Inc. provided certain services to Calyxt, including certain general management, finance, investor relations, communication, legal, intellectual property, human resources and information technology services. In consideration for such services, Calyxt paid certain fees, consisting of reimbursement of all costs and expenses reasonably incurred by Cellectis and Cellectis, Inc. in connection with the provision of such services, payment of a mark-up, ranging between zero and 10%, corresponding to a percentage of certain of the costs and expenses, and reimbursement of certain subcontracting costs and expenses. Prior to the completion of Calyxt’s initial public offering in 2017, Calyxt was a wholly-owned subsidiary of Cellectis.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2023, Calyxt completed its business combination with Cibus in accordance with the terms of the Merger Agreement. Effective at 4:01 p.m. Eastern Time on May 31, 2023, Calyxt effected a 1-for-5 reverse stock split of its common stock (the “Reverse Stock Split”). Immediately following the Reverse Stock Split, Calyxt and each Blocker then caused each of the Blocker Mergers to be consummated by filing the certificates of merger with respect to each such Blocker Merger to be executed, acknowledged and filed with the secretary of state of the State of Delaware. All Blocker Mergers had become effective by 4:11 p.m. Eastern Time.

Immediately following completion of all Blocker Mergers, Calyxt, Merger Subsidiary and Cibus caused the Cibus Merger to be consummated by causing the certificate of merger with respect thereto to be executed, acknowledged and filed with the secretary of state of the State of Delaware. The Cibus Merger became effective at 4:12 p.m. Eastern Time. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the approximate share amounts following the Reverse Stock Split; however, actual share amounts may differ due to rounding in connection with the Reverse Stock Split that will occur after the date of this Current Report.

At the closing of the Transactions, the Company issued an aggregate of approximately 16,527,484 shares of Class A Common Stock to Cibus unitholders, based on an exchange ratio set forth in the Merger Agreement, resulting in approximately 17,601,881 shares of the Class A Common Stock being issued and outstanding immediately following the effective time of the Cibus Merger. The exchange ratios were determined in accordance with the Merger Agreement and the Allocation Schedule and were calculated in a manner to allocate legacy pre-closing Calyxt stockholders and legacy pre-closing Cibus unitholders a percentage of the combined company.

The issuance of shares of the Class A Common Stock to former unitholders and warrantholders of Cibus was registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4, as amended (File No. 333-269764) (the “Registration Statement”).

The shares of common stock listed on The Nasdaq Stock Market LLC through the close of business on Wednesday, May 31, 2023 under the ticker symbol “CLXT,” will commence trading as Class A Common Stock on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “CBUS,” on June 1, 2023. The Company’s Class A Common Stock is represented by a new CUSIP number: 17166A 101.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K with respect to the closing of the Transactions is incorporated by reference into this Item 2.01.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which was filed as Exhibit 2.1 on the Current Report on Form 8-K filed with the SEC on January 17, 2023 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Up-C Units, the Registration Rights Agreement and the Exchange Agreement is incorporated by reference into this Item 3.02.

The offer and issuance of 4,642,635 Up-C Units in connection with the Transactions was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer and issuance of such Up-C Units, and the Class A Common Stock issuable upon exchange of such Up-C Units, was not registered under the Securities Act or any state securities laws and such Up-C Units, and the Class A Common Stock issuable upon exchange of such Up-C Units, may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

On May 31, 2023, the Company filed a Certificate of Amendment to its amended and restated certificate of incorporation (the “Certificate of Amendment”) in order to effect the Reverse Stock Split. The Reverse Stock Split had no effect on the number of shares of common stock authorized for issuance or on the par value of the Company’s common stock. The Certificate of Amendment became effective at 4:01 p.m. Eastern time on May 31, 2023. The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Following the Reverse Stock Split, at the First Blocker Merger Effective Time, the Amended Certificate of Incorporation became effective.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Prior to the completion of the Transactions, Ernst & Young LLP served as the independent registered public accounting firm of Calyxt. On May 31, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the dismissal of Ernst & Young LLP as its independent registered public accounting firm, effective as of the appointment of BDO USA, LLP as the independent public accounting firm of the Company.

The reports of Ernst & Young LLP on Calyxt’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that:

•	Ernst & Young LLP’s report on the consolidated financial statements of Calyxt as of and for the fiscal year ended December 31, 2022 contained separate paragraphs that stated:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from operations, utilized cash from operations, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

“As discussed in Notes 1 and 8 to the consolidated financial statements, the Company changed its method of accounting for leases in 2022 due to the adoption of ASU No. 2016-02, Leases.”

•	Ernst & Young LLP’s report on the consolidated financial statements of Calyxt as of and for the fiscal year ended December 31, 2021 contained a paragraph that stated:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, Going Concern, to the financial statements, the Company has incurred recurring losses from operations, utilized cash from operations, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In connection with the audits of Calyxt’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through May 31, 2023, there were (i) no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report and (ii) no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Calyxt delivered a copy of this Current Report on Form 8-K to Ernst & Young LLP and requested a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated May 31, 2023 is filed as Exhibit 16.1 to this Form 8-K.

(b) On May 31, 2023, the Audit Committee of the Company approved the engagement of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. BDO USA, LLP served as independent registered public accounting firm of Cibus prior to the Transactions. During the years ended December 31, 2022 and December 31, 2021 and subsequent interim period through May 31, 2023, Calyxt did not consult with BDO USA, LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that BDO USA, LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Transactions and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board of Directors (the “Board”) and executive officers following the Transactions are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, as of the First Blocker Merger Effective Time, Michael A. Carr, Yves J. Ribeill, Laurent Arthaud, Philippe Dumont, Jonathan B. Fassberg, Anna Ewa Kozicz-Stankiewicz, Kimberly Nelson and Christopher J. Neugent resigned from the Board and committees of the Board on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In accordance with the Merger Agreement, immediately following the First Blocker Merger Effective Time, the size of the Board was decreased to six members and the Board and its committees were reconstituted, consisting of six directors, who are Rory Riggs, Peter Beetham, Ph.D., Mark Finn, Jean-Pierre Lehmann, Gerhard Prante, Ph.D. and Keith Walker, Ph.D. Rory Riggs was appointed as the Chair of the Board.

In addition, Mark Finn, Jean-Pierre Lehmann, and Keith Walker, Ph.D. were appointed to the Audit Committee, and Mark Finn was appointed the Chair of the Audit Committee. Mark Finn, Jean-Pierre Lehmann and Gerhard Prante were appointed to the Compensation Committee of the Board (the “Compensation Committee”), and Gerhard Prante was appointed the Chair of the Compensation Committee. Mark Finn, Jean-Pierre Lehmann, Gerhard Prante, Ph.D. and Keith Walker, Ph.D. were appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), and Mark Finn was appointed the Chair of the Nominating and Corporate Governance Committee.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected. None of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board expects to establish a director compensation policy and to review director compensation periodically to ensure that director compensation remains competitive such that the Company is able to recruit and retain qualified directors.

Biographical information for each of the above named directors is set forth below.

Rory Riggs, age 70, is Cibus’ co-founder and served as its Chief Executive Officer and was Chair of Cibus’ Board, serving on Cibus’ Board since its founding in 2001 and as Chair of its Board since 2014. Mr. Riggs is a co-founder, director and former chair of the investment committee of Royalty Pharma, an investment company focused on drug royalties; and founder and Chief Executive Officer of Locus Analytics, LLC, and of Syntax, LLC, data analytics and Fintech companies based on a new information technology platform for economics, business and portfolio management. Mr. Riggs has served as President and a director of Biomatrix, Inc. (acquired by Genzyme Corp.); Chief Executive Officer of RF&P Corporation, an investment company owned by the State of Virginia Retirement System; and a managing director in PaineWebber’s mergers and acquisitions department. Mr. Riggs was a co-founder and Managing Member of Scientia Venture’s predecessor, New Venture Funds, a venture fund focused on healthcare, and served on the board of FibroGen, Inc. (co-founder, publicly-traded). Mr. Riggs currently serves on the boards of Intra-Cellular Therapies, Inc. (publicly-traded); StageZero Life Sciences Ltd. (publicly-traded); and eReceivables (private). Mr. Riggs graduated from Middlebury College and holds an M.B.A. from Columbia University. The Company believes that Mr. Riggs’ significant experience in the biopharmaceutical and biotechnology industries, and his founding and leading of Cibus’ business, qualifies him to serve on the Board.

Peter Beetham, Ph.D., age 60, is Cibus’ co-founder and served as its President and Chief Operating Officer. Dr. Beetham also served on Cibus’ Board. Previously, Dr. Beetham served as Cibus’ Chief Executive Officer, Senior Vice President of Research and Development and in other executive capacities. Dr. Beetham has over 30 years of experience in agriculture. Prior to joining Cibus, Dr. Beetham was Research Director of the Plant and Industrial Products Division at ValiGen and a Senior Scientist at Kimeragen where he led research teams exploring gene targeting. Part of his extensive research experience was at the Boyce Thompson Institute at Cornell University, where he was a postdoctoral scientist and one of the pioneers of the early work that led to Cibus’ RTDS technologies. Dr. Beetham was employed by the Department of Agriculture and Rural Affairs, Victoria, Australia from 1985 to 1992. He served as a scientific officer based at the Plant Research Institute, working with research groups throughout Southeast Asia and the South Pacific. Dr. Beetham received his Ph.D. in Plant Molecular Virology from QUT in Brisbane, Australia and is a B.Sc. (Hons) graduate of Monash University, Melbourne, Australia. The Company believes Dr. Beetham’s expertise in the agricultural industry, and his role as Cibus’ co-founder, qualifies him to serve on the Board.

Mark Finn, age 80, served on Cibus’ Board. Mr. Finn also chaired Cibus’ Finance and Audit Committee since 2009. Mr. Finn has been the Chair and Chief Executive Officer of the Vantage Consulting Group since August 1985. Mr. Finn’s previous involvements include the Virginia National Bank, the State of Virginia Retirement Plan’s Investment Advisory Committee, and the Board of Trustees of the Virginia Retirement System. Mr. Finn also chaired the Operations Advisory Committee for the State of Alaska Retirement System. Mr. Finn is also former Chair of the Board of Directors of RF&P Corporation, a privately held railroad and real estate company. Currently Mr. Finn serves on the advisory board of Auven Therapeutics, a private equity company focused on life science investment, as well as on the board of managers of the Managing Member of New Ventures I, LLC, a venture capital fund investing in biotechnology related entities, and New Ventures Select, LLC, a pharmaceutical royalty fund, as well as the New Ventures III, LLC, Vantage Multi-Strategy Fund, LP, New Ventures III VO, LLC, New Ventures as Solutions, LLC and New Ventures as Solutions II, LLC Managing Member boards. He also is a Director of Enterin Inc. (private), a life sciences company focused on Parkinson’s disease. Mr. Finn serves as an independent director on the Legg Mason Partners Fund Board. He has taught at the University of Virginia Graduate Business School and the College of William and Mary’s Mason School of Business, where he received his M.B.A. in 1987. The Company believes that Mr. Finn’s leadership role in its development and growth, and his experience in the life sciences investment space, qualifies him to serve on the Board.

Jean-Pierre Lehmann, age 84, served on Cibus’ Board since November 2009. Mr. Lehmann has been a private investor for the past 30 years, with a diversified portfolio in venture capital, private equity, especially in Asia, as well as hotels and commercial and residential real estate in the United States. Prior to this, Mr. Lehmann resided in Geneva, Switzerland, where he managed portfolios for Morval Bank and its holding company. He previously oversaw a diversified holding company for Edmond de Rothschild. Mr. Lehmann is a graduate of the Ecole des Hautes Etudes Commerciales in Paris and holds an M.B.A. from Harvard Business School; he was also an officer in the French Navy. The Company believes that Mr. Lehmann’s extensive background in financial investments brings valuable skills to the Board and qualifies him to serve on the Board.

Gerhard Prante, Ph.D., age 81, served as Vice Chair of Cibus’ Board and served on Cibus’ Board since 2011. Dr. Prante became Head of the Agriculture division of Hoechst AG in 1985. After forming AgrEvo GmbH (a joint venture of Hoechst AG and Schering AG), he served as its Chief Executive Officer and Chair of the Board. Following the merger of Hoechst and Rhone Polenc into Aventis SE, Dr. Prante served as Deputy Chief Executive Officer of Aventis CropScience (which was later acquired by Bayer AG). He then worked as an industry consultant, and served on several boards, including Bayer CropScience AG, Gerresheimer AG, Allessa GmbH and Direvo Industrial Biotechnology GmbH. He studied Agriculture at Kiel University in Germany, and finished his Ph.D. in Agricultural Sciences in 1970. Dr. Prante has served on numerous industry associations, at times as their president, including German Crop Protection and Fertilizer Association (IVA), Europe Crop Protection Association (ECPA), Global Crop Protection Federation (GCPF), Global Plant Science Industry Federation (Croplife International), German Association of Biotech Industry (DIB), and the Federation of Sustainable Agriculture. In his career, Dr. Prante has been a strong proponent of the integration of biotechnology into agribusiness since the mid-1980s, led the $0.7 billion acquisition of Plant Genetic Systems by AgrEvo, and built the InVigor canola business in Canada, in addition to buying and integrating several seed companies. The Company believes that Dr. Prante’s experience in the biotechnology industry, and particularly the integration of biotechnology and agribusiness, qualifies him to serve on the Board.

Keith Walker, Ph.D., age 74, served on Cibus’ Board since July 2014. In 2014, Dr. Walker founded Valley Oils Partners, LLC and currently serves as Chair of its Board of Directors and Chief Executive Officer. Dr. Walker was instrumental in transforming the Plant and Industrial Products Division of ValiGen into, and thus founding, Cibus, and served as Cibus’ President and Chief Executive Officer from November 2001 to July 2014. Previously, Dr. Walker worked at Agrigenetics, Inc. and held a variety of management positions at Mycogen Seeds, an agricultural company that engages in the research, development, and testing of genetics in certain crops, after it acquired Agrigenetics, Inc. He was also a co-founder, director, and Vice President of Research at Plant Genetics, Inc. (“PGI”). Before founding PGI, Dr. Walker served in a variety of research roles with Monsanto, an agricultural biotechnology company. He received a B.A. from the College of Wooster and a Ph.D. in Biology from Yale University. The Company believes that Dr. Walker’s experience in agricultural biotechnology, which spans over 40 years, and his leadership role in Cibus’ development, qualifies him to serve on the Board.

Executive Officers

Immediately following the First Blocker Merger Effective Time, the Board appointed Rory Riggs as the Company’s Chief Executive Officer and principal executive officer, Peter Beetham, Ph.D. as President and Chief Operating Officer, Greg Gocal, Ph.D. as Chief Scientific Officer and Executive Vice President and Wade King, M.D. as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, each to serve at the discretion of the Board.

There are no family relationships among any of the Company’s newly appointed principal officers (each of Mr. Riggs and Drs. Beetham, Gocal and King, a “Company Officer” and collectively, the “Company Officers”). None of the Company Officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical information for each of the Company Officers is set forth below.

Rory Riggs’ biographical information is disclosed in the section above under the heading “Directors.”

Peter Beetham, Ph.D.’s biographical information is disclosed in the section above under the heading “Directors.”

Greg Gocal, Ph.D., age 54, is Cibus’ co-founder and served as its Chief Scientific Officer & Executive Vice President since 2016. Prior to that, he served as Cibus’ Senior Vice President of Research and Development from 2014 to 2016, and from 2010 to 2014 served as Vice President of Research. In 2000, Dr. Gocal joined an innovative cross disciplinary team at ValiGen, Cibus’ predecessor, as the lead molecular biologist. Within the Plant and Industrial Products Division, his team began developing the RTDS suite of technologies in plant and microbial systems in what was then the nascent field that has become gene editing. Continuing this focus and enabling Cibus’ technologies and product pipeline, Dr. Gocal has held various research management positions. Dr. Gocal has studied many aspects of plant biology. He was awarded undergraduate and graduate degrees from the University of Calgary. He worked at CSIRO Plant Industry in Canberra, Australia where he received his Ph.D. in Plant Molecular Biology from the Australian National University, then continued studying in this field as a postdoctoral scientist at the Salk Institute for Biological Studies in La Jolla, California.

Wade King, M.D., age 66, served as Cibus’ Chief Financial Officer. Prior to joining Cibus, he was Chief Executive Officer of Prota Therapeutics, a Phase 2 stage peanut allergy therapeutics development company based in Melbourne, Australia. Before Prota, Dr. King led Corporate Development and Strategy and served on the management team of Insmed, a multi-billion-dollar public rare disease company, leading global licensing deals and exploring numerous gene therapy opportunities. Dr. King also led both finance and business development for Neomend, a surgical sealant company that was acquired by CR Bard, now part of Becton Dickinson. Prior to his work in the corporate sector, Dr. King was Chief of Anesthesiology for a 20-physician practice in Silicon Valley. Dr. King is a board-certified anesthesiologist and completed residencies in Surgery and Anesthesiology at University of California, San Francisco. He holds an M.S.M. from Stanford Business School, M.D. and M.P.H. degrees from University of North Carolina Chapel Hill Schools of Medicine and Public Health, and a B.A. cum laude from Princeton University.

Employment Agreements. The Company ratified the employment agreements previously entered into by and between Cibus and each of the Company Officers, (each, an “Employment Agreement,” and collectively, the “Employment Agreements”). The material terms of the Employment Agreements are summarized below.

Employment Term. Unless earlier terminated in accordance with the terms of the respective Employment Agreement, the initial term of employment for Dr. Beetham and Dr. Gocal is four years after the applicable effective date and for Dr. King and Mr. Riggs the earlier of one year after the applicable effective date or one year after Cibus became a public company as a result of the Transactions, each subject to automatic one-year extensions unless either party provides written notice of termination not less than 30 days (for Dr. Beetham and Dr. Gocal) or 60 days (for Dr. King and Mr. Riggs) prior to the date of the expiration of the then-current term.

Base Salary, Annual Bonus, and Benefits. The Employment Agreements provide for annual base salaries of $500,000, $400,000, $300,000 and $327,000 (each, as may be adjusted from time to time in Cibus’ sole discretion, their “Base Salary”) for Mr. Riggs and Drs. Beetham, King and Gocal, respectively. The Base Salary for Rory Riggs, Peter Beetham, Wade King and Greg Gocal for fiscal year 2023 is $500,000, $500,011, $375,024, and $455,021, respectively. Rory Riggs, Peter Beetham, and Greg Gocal are eligible to earn an annual bonus under their Employment Agreements.

Each Company Officer executive is also eligible to participate in employee benefit plans, such as pension, profit sharing and other retirement plans, incentive compensation plans, group health, hospitalization, disability and other insurance plans, and other employee welfare plans, in each case in accordance with the employee benefit plans established by Cibus, and as may be amended from time to time in Cibus’ sole discretion.

Restrictive Covenants. Mr. Riggs and Drs. Beetham, King and Gocal will not, without Cibus’ prior written consent, during the term of their Employment Agreement: (i) be employed elsewhere; (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with their duties and responsibilities described in their Employment Agreement or create a conflict of interest with Cibus; or (iii) acquire any interest of any type in any other business which is in competition with Cibus. Notwithstanding the foregoing, nothing will prohibit Drs. Beetham, King and Gocal from acquiring, solely as an investment, up to 5% of the outstanding equity interests of any publicly-held company. The Company Officers are also prohibited from soliciting employees of Cibus during their employment and for a period of 12 months after termination for any reason.

Payments Upon Termination. The employment of each of Mr. Riggs and Drs. Beetham, King and Gocal is “at will” at all times and can be terminated by Cibus or the Company Officers without advance notice, for any or no reason. The Employment Agreements provide the Company Officers with certain rights in connection with a termination of employment. All payments of Base Salary in connection with severance shall be made according to Cibus’ normal payroll practices, less applicable withholdings and any remuneration paid to such officer during each applicable payroll period because of the Company Officer’s employment or self-employment during such period.

Upon termination of employment due to death or disability, the Company Officers are eligible to receive any accrued and unpaid compensation through the date of termination.

Upon a termination by Cibus without cause or by the Company Officers for good reason, Drs. Beetham, King and Gocal will be eligible to receive severance consisting of (i) their Base Salary for 18 months (for Drs. Beetham and King) or 12 months (for Dr. Gocal) (the “Severance Period”) and (ii) if the Company Officer qualifies for and timely completes all documentation necessary to continue health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the applicable COBRA premiums for the Company Officer and his dependents, during the Severance Period (the “Severance Benefits”). Cibus’ obligation to pay COBRA premiums will cease upon (x) a determination that such payments would violate applicable law, (y) the applicable Company Officer or his dependents ceasing to be eligible for COBRA coverage, or (z) the Company Officer obtaining subsequent employment through which the Company Officer is eligible to obtain substantially equivalent or better health insurance (the “COBRA Conditions”).

Upon a termination of Mr. Riggs by Cibus without cause, Mr. Riggs will be eligible to receive severance consisting of, if he qualifies for and timely completes all documentation necessary to continue health insurance coverage pursuant to COBRA, the applicable COBRA premiums for Mr. Riggs and his dependents for 18 months, provided that Cibus’ obligation to pay COBRA premiums will cease upon the occurrence of the COBRA Conditions.

Upon a termination in connection with a change in control without cause, or termination by a Company Officer in connection with a change in control for good reason, Drs. Beetham, King and Gocal will be eligible to receive (i) their Base Salary for 24 months (for Drs. Beetham and King) or 18 months (for Dr. Gocal) (such period, the “Change In Control Severance Period”); and (ii) payment of a lump sum equal to the target annual bonus which such Company Officer is eligible to receive for the year in which the termination occurs less applicable withholdings; and (iii) if such Company Officer qualifies for and timely completes all documentation necessary to continue health insurance coverage pursuant to COBRA, COBRA premiums for such Company Officer and his dependents for up to the end of the Change In Control Severance Period (“Change In Control Severance Benefits”). In addition, any and all unvested stock options and any other unvested equity in Cibus held by such Company Officer will become fully vested upon the employment termination date. Cibus’ obligation to pay COBRA premiums will cease upon the occurrence of any of the COBRA Conditions.

Pursuant to the Employment Agreements, a Company Officer’s eligibility to receive the Severance Benefits or the Change In Control Severance Benefits is conditioned on execution of a release by the Company Officer, which becomes irrevocable by its terms within 55 calendar days following the date of the Company Officer’s termination.

Upon termination by Cibus for cause or termination by the Company Officer without good reason, all obligations of Cibus under the respective Employment Agreement cease, except that the Company Officer is eligible to receive any accrued and unpaid compensation through the date of termination.

Retirement, Health, Welfare and Additional Benefits. The Company Officers are eligible to participate in Cibus’ employee benefit plans and programs, including medical and dental benefits and flexible spending accounts, to the same extent as Cibus’ other full-time employees, subject to the terms and eligibility requirements of those plans. Cibus also sponsors a 401(k) defined contribution plan in which the Company Officers may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as Cibus’ other full-time employees. Currently, Cibus does not match any of the contributions made by participants to the 401(k) plan.

Transaction-Related Compensation. In accordance with the Merger Agreement as of the closing of the Transactions the Company Officers will receive (i) shares of Class A Common Stock in exchange for their Cibus membership units, with Rory Riggs receiving 71,644 shares of Class A Common Stock, Peter Beetham receiving 7,592 shares of Class A Common Stock, Wade King receiving 451 shares of Class A Common Stock; and Greg Gocal receiving 8,955 shares of Class A Common Stock; (ii) awards of Class A Common Stock and restricted shares of Class A Common Stock in exchange for their pre-closing profits interest units of Cibus, with Rory Riggs receiving 381,624 shares of Class A Common Stock and 167,992 restricted shares of Class A Common Stock, Peter Beetham receiving 283,693 shares of Class A Common Stock and 87,649 restricted shares of Class A Common Stock, Wade King receiving 88,031 shares of Class A Common Stock and 123,618 restricted shares of Class A Common Stock, and Greg Gocal receiving 230,144 shares of Class A Common Stock and 78,522 restricted shares of Class A Common Stock; and (iii) to Rory Riggs and Greg Gocal, shares of Class A Common Stock in exchange for their warrants to purchase Cibus membership units, with Rory Riggs receiving 395,394 shares of Class A Common Stock and Greg Gocal receiving 3,223 shares of Class A Common Stock, with each of the foregoing exchanges more fully described in the “Introductory Note” section.

In connection with the closing of the Transactions and pursuant to their individual Employment Agreements, (i) Rory Riggs and Wade King became eligible for an annual bonus in the discretion of the Cibus board of directors and requiring each of Mr. Riggs and Dr. King remain employed through December 31 of the applicable year, (ii) Rory Riggs will be eligible to receive a base salary under his Employment Agreement and his previously credited base salary will be paid in equal installments over a six-month period starting on the closing of the Transactions and (iii) Rory Riggs will have 3,766,988 of his pre-closing profits interest units of Cibus vest and be converted to 214,803 shares of Class A Common Stock.

Lock-up Agreements

On June 1, 2023, the newly appointed directors, the Company Officers and certain other officers of the Company entered into lock-up agreements pursuant to which they agreed, for a period of six months, not to transfer 90% of the shares of Class A Common Stock or any security convertible into or exercisable for shares of Class A Common Stock they held immediately after the closing of the Transactions, subject to customary exemptions.

Compensatory Plans

On May 18, 2023, at a special meeting of stockholders of Calyxt, in accordance with the voting results set forth under Item 5.07 of the Company’s Form 8-K filed on May 19, 2023, Calyxt’s stockholders approved an amendment (the “Plan Amendment”) to the Calyxt, Inc. 2017 Omnibus Incentive Plan (the “Plan”) to:

•

Increase the maximum number of shares that may be issued or paid under or with respect to all awards (considered in the aggregate) granted under the Plan from 13,675,493 (prior to giving effect to the Reverse Stock Split) to 2,122,523 (representing, after giving effect to the Reverse Stock Split, 10% of the total shares outstanding immediately following the Mergers) and increase the maximum number of shares that may be subject to incentive stock options granted under the Plan;

•

Revise the annual evergreen provision in the Plan to provide that the overall share limit will increase on the first fiscal day of each fiscal year during the term of the Plan, starting in 2024, by 7.5% of the outstanding shares on the last day of the immediately preceding fiscal year (or such lesser amount as determined by the Cibus, Inc. Board);

•

Allow shares subject to awards that are retained by the Company upon exercise, vesting or settlement of awards to satisfy a tax withholding obligation or pay an exercise price to be available for future grants under the Plan;

•	Remove the annual limit on awards that any one employee may receive; and

•	Extend the term of the Plan to the 10th anniversary of the effective date of the Plan Amendment.

Descriptions of the Plan and the Plan Amendment are set forth in the section entitled “Proposal No. 5: Approval of the Amendment to the Cibus, Inc. 2017 Omnibus Incentive Plan” on pages 209 through 216 of the Registration Statement and such descriptions are incorporated herein by reference. The description of the Plan and Plan Amendment are qualified by reference to the full text of the Plan attached hereto as Exhibit 10.7, which is incorporated herein by reference.

Departure of Officers

On May 31, 2023, as of the First Blocker Merger Effective Time, Michael A. Carr, Calyxt’s President and Chief Executive Officer, William F. Koschak, Calyxt’s Chief Financial Officer, and Debra Frimerman, Calyxt’s General Counsel and Corporate Secretary, resigned as officers of Calyxt.

In connection with their termination of employment, Mr. Carr, Mr. Koschak and Ms. Frimerman are entitled to certain severance payments and benefits, in each case, as described in their respective employment agreements. For additional information regarding these payments and benefits, please refer to the section entitled “The Mergers—Interests of Calyxt, Inc. Directors and Executive Officers in the Mergers” in Calyxt’s proxy statement/prospectus dated April 18, 2023, which is incorporated by reference.

On May 31, 2023, the duties and responsibilities of Travis J. Frey, Ph.D., Calyxt’s Chief Technology Officer, were changed such that he will no longer function in the same position, effective May 31, 2023. Dr. Frey will remain employed with the Company following May 31, 2023, pursuant to an at-will employment relationship.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Certificate of Incorporation

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K and the section entitled “Description of Capital Stock of Cibus, Inc.” in Calyxt’s proxy statement/prospectus dated April 18, 2023 is incorporated herein by reference.

Effective as of First Blocker Merger Effective Time, Calyxt amended and restated its amended and restated certificate of incorporation. The Amended Certificate of Incorporation, among other things, (i) amends references to the Company’s name, (ii) divides the Company’s common stock into two classes to effectuate the Up-C structure, (iii) removes any special rights that Cellectis S.A. had in Calyxt’s amended and restated certificate of incorporation, and (iv) reflects changes in the Delaware General Corporation Law (the “DGCL”) and market practice for similarly-situated public companies with an “Up-C” structure.

Amended Bylaws

Effective as of First Blocker Merger Effective Time, Calyxt amended and restated its Amended and Restated Bylaws in the form of the Amended Bylaws. The Amended Bylaws, among other things, (i) amend references to the Company’s name, (ii) reflect changes in the DGCL and market practice for similarly-situated public companies with an “Up-C” structure, and (iii) make conforming changes with the Amended Certificate of Incorporation and other clarifying updates.

The foregoing descriptions of the Amended Certificate of Incorporation and the Amended Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Certificate of Incorporation and the Amended Bylaws, copies of which are filed herewith as Exhibits 3.2 and 3.3, respectively, and incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Transactions, the Board amended and restated the Company’s code of business conduct and ethics (the “Code of Conduct”) effective as of the First Blocker Merger Effective Time. The Code of Conduct applies to all directors, officers and employees of the Company. The changes to the Code of Conduct include: (i) updating references to the Company’s name and contact information, (ii) removing applicability to Cellectis, (iii) enhancing the provisions related to corporate opportunities, (iv) adding provisions regarding third-party intellectual property, (v) modernizing the provisions related to fair dealing, (vi) adding provisions concerning side deals and side letters, (vii) enhancing the provisions concerning the accuracy of accounting records, and (viii) adding provisions concerning workplace behaviors.

The amendment and restatement of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Code of Conduct in effect prior to the amendment and restatement. The foregoing description of the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct, as amended and restated, a copy of which is filed herewith as Exhibit 14.1 and incorporated herein by reference.

The Code of Conduct will also be posted on the Company’s website at www.cibus.com. The Company also anticipates filing any future amendment or waiver of the Code of Conduct on the Company’s website within four business days of the date thereof. The contents of the Company’s website are not incorporated by reference in this Current Report on Form 8-K or made a part hereof for any purpose.

Item 7.01.	Regulation FD Disclosure.

On May 31, 2023, the Company issued a press release announcing the closing of the Transactions. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 8.01.	Other Events.

The Company’s Business Section and the Company’s Risk Factors Section are filed herewith as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

Forward-Looking Statements

The information included in this Current Report on Form 8-K and the materials incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding the Company’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. Words such as “expects,” “continues,” “may,” “will,” “approximately,” “intends,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based on the current expectations and assumptions of the Company’s management about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks include, but are not limited to, (i) risks associated with the possible failure to realize certain anticipated benefits of the Transactions, including with respect to future financial and operating results; (ii) the effect of the completion of the Transactions on the Company’s business relationships, operating results and business generally; (iii) the outcome of any litigation related to the Merger Agreement or Transactions; (iv) competitive responses to the Transactions and changes in expected or existing competition; (v) challenges to the Company’s intellectual property protection and unexpected costs associated with defending the Company’s intellectual property rights; (vi) increased or unanticipated time and resources required for the Company’s platform or trait product development efforts; (vii) the Company’s reliance on third parties in connection with its development activities; (viii) the Company’s ability to effectively license its productivity traits and sustainable ingredient products; (ix) the recognition of value in the Company’s products by farmers, and the ability of farmers and processors to work effectively with crops containing the Company’s traits; (x) the Company’s ability to produce high-quality plants and seeds cost effectively on a large scale; (xi) the Company’s need for additional funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; (xii) the Company’s dependence on distributions from Cibus to pay taxes and cover the Company’s corporate and overhead expenses; (xiii) regulatory developments that disfavor or impose significant burdens on gene-editing processes or products; (xiv) the Company’s ability to achieve commercial success; (xv) commodity prices and other market risks facing the agricultural sector; and (xvi) technological developments that could render the Company’s technologies obsolete.

Should one or more of the risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. The Company has included important factors in the cautionary statements included in the Risk Factors Section filed as Exhibit 99.3 to this Current Report on Form 8-K, that the Company believes could cause actual results or events to differ materially from the forward-looking statements that made in this Current Report on Form 8-K and the exhibits attached hereto. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. The Company specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Audited financial statements of Cibus as of and for the twelve months ended December 31, 2022 and December 31, 2021 are included in the Company’s Registration Statement on Form S-4, which was declared effective by the SEC on April 18, 2023.

The Company intends to file the financial statements of Cibus required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Calyxt, Inc., dated May 31, 2023

3.2	Second Amended and Restated Certificate of Incorporation of Cibus, Inc., dated May 31, 2023

3.3	Amended and Restated Bylaws of Cibus, Inc., dated May 31, 2023

10.1	Registration Rights Agreement, dated May 31, 2023, by and among Cibus, Inc. and each of the persons identified on the Schedule of Investors attached thereto

10.2	Exchange Agreement, dated May 31, 2023, by and among Cibus, Inc., Cibus Global, LLC and each of the other persons identified on the signature pages thereto

10.3	Tax Receivable Agreement, dated May 31, 2023, by and among Cibus, Inc., Rory Riggs and each of the other persons identified on the signature pages thereto

10.4	Cibus Amended Operating Agreement, dated May 31, 2023, by and among Cibus, Inc., Cibus Global, LLC and the Members set forth on Exhibit A attached thereto

10.5	Form of Indemnification Agreement for Directors and Officers of Cibus, Inc.

10.6*	First Amendment to the License Agreement, dated May 31, 2023, by and between Cellectis S.A. and Calyxt, Inc.

10.7	Cibus, Inc. 2017 Omnibus Incentive Plan (As Amended)

14.1	Code of Business Conduct and Ethics of Cibus, Inc.

16.1	Letter from Ernst & Young LLP, dated May 31, 2023

99.1	Press Release, dated May 31, 2023

99.2	Business Section of Cibus, Inc.

99.3	Risk Factors of Cibus, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) is the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2023

CIBUS, INC.

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	Chief Executive Officer and Chairman

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